UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2010

VERINT SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34807	11-3200514
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 South Service Road, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 962-9600

None
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The Fiscal 2010 Annual Meeting of Stockholders of Verint Systems Inc. (the “Company”, “Verint”, “we”, “us”, “our”) will be held on Thursday, January 6, 2011, at 11:00 a.m. Eastern Time at the Hilton Garden Inn, 1575 Round Swamp Road, Plainview, New York 11803 (the “Annual Meeting”). The record date for determining stockholders entitled to vote at the Annual Meeting will be the close of business on November 26, 2010. In order for any stockholder proposal to be considered for inclusion in the Company’s proxy statement for the Annual Meeting (the “Proxy Statement”) pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”), the proposal must be received by us at Verint Systems Inc., 330 South Service Road, Melville, New York 11747, to the attention of Peter Fante, Secretary (the “Corporate Address”), no later than the close of business on November 7, 2010 (the “Proposal Date”). Such proposal must also comply with all applicable requirements for stockholder proposals made pursuant to Rule 14a-8. In order for any stockholder proposal, not intended to be included in the Proxy Statement, to be brought before the Annual Meeting (including director nominations), such proposal must be received by us at the Corporate Address no later than the Proposal Date. Such proposal must also comply with the requirements of the Company’s Amended and Restated By-laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verint Systems Inc.

Date: October 27, 2010

By:	/s/ Peter Fante
Name: Peter Fante Title: Chief Legal Officer